Exhibit 10.2

PHILLIPS-VAN HEUSEN CORPORATION

SCHEDULE OF NON-MANAGEMENT DIRECTORS’ FEES

EFFECTIVE JUNE 19, 2007

BOARD

Annual retainer	$40,000
Meeting fee	$2,000	If attended in person Plus expenses
	$1,000	If telephonic or director participates by phone
Equity Award – Restricted Stock Units	2,000 shares
Presiding director fee*	$15,000

*  This fee, which is in addition to all the foregoing and any applicable amounts for Committee service, was approved on September 27, 2007 and is retroactive to June 19, 2007.

AUDIT COMMITTEE

Fee to chair	$10,000
Meeting fee	$2,500	If attended in person Plus expenses
	$1,250	If telephonic or director participates by phone

COMPENSATION COMMITTEE

Fee to chair	$5,000
Meeting fee	$1,500	If attended in person Plus expenses
	$750	If telephonic or director participates by phone

NOMINATING & GOVERNANCE COMMITTEE

Fee to chair	$5,000
Meeting fee	$1,500	If attended in person Plus expenses
	$750	If telephonic or director participates by phone